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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Hollywood Casino Corporation:

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 15, 1999